UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 28, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                         Submission of Matters to a Vote of Security Holders.

On June 28, 2012, Comverse Technology, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders.  At the meeting, the Company’s shareholders voted as indicated below on the following proposals:

1.	Election of directors to serve until the next annual meeting of shareholders and until the election and qualification of their successors:

	Nominee	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
1a.	Susan D. Bowick	157,416,151	1,239,004	124,101	25,988,879
1b.	Charles J. Burdick	147,636,445	11,009,361	133,450	25,988,879
1c.	Robert Dubner	115,301,077	40,538,623	2,939,556	25,988,879
1d.	Augustus K. Oliver	114,843,226	43,810,313	125,717	25,988,879
1e.	Theodore H. Schell	152,301,143	6,342,352	135,761	25,988,879
1f.	Mark C. Terrell	111,712,814	46,939,869	126,573	25,988,879

Each nominee was elected to the Board of Directors of the Company, to hold office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified.

2.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013:

Votes Cast For	Votes Cast Against	Abstentions
183,475,515	1,123,858	168,762

Proposal 2 was approved.

3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
154,266,143	4,200,543	312,570	25,988,879

Proposal 3, a non-binding advisory vote, was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: June 29, 2012	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary